SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K


                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                      Date of Report:  May 29, 1997


                         NPC INTERNATIONAL, INC
         (Exact name of registrant is specified in its charter)

                                 Kansas
                        (State of incorporation)


     0-13007                                 48-0817298
(Commission Identification No.)                   (IRS Employer
Identification No.)

             720 West 20th Street, Pittsburg, Kansas  66762
           (Address of principal executive office   Zip Code)

             Registrant's telephone number:  (316/231-3390)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to an Asset Purchase Agreement, dated May 14, 1997, by and among NPC International, Inc. and certain of its subsidiaries and affiliates (collectively, the "Company") and Jamie B. Coulter and certain of his affiliates (collectively, "Coulter"), on May 15, 1997 the Company completed the acquisition of certain of the Pizza Hut restaurants announced April 23, 1997.

     The consideration for the purchase of 74 of the units and the operations of eight other units was $47 million. The Company will manage 18 units in North Carolina under a management agreement and will record the results of these unit's operations as if owned, less a management fee to be paid to Coulter. Upon resolution of certain contingencies, the Company anticipates paying additional consideration of $10 million for these restaurants. The purchase price was negotiated between the Company and Coulter, based primarily on the Company's internal review of the value of cash flow generated by operations of the restaurants and future development opportunities perceived to be available to the Company.

     The Company financed the acquisition of the units through it's recently ammended and restated $200 million Revolving Credit Facility, for which the agent bank is Texas Commerce Bank.

     A press release of Registrant issued on May 15, 1997, announcing the completion of the above described acquisition, is attached as an exhibit to this report and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a.) Financial statements of business acquired

     Financial statements are not available at this time. However, in accordance with Rule 3-05(b) the applicable statements are expected to be filed prior to July 29, 1997.

(b.) Pro forma financial information

     Pro forma financial information will be filed in conjunction with the filing of the financial statements referred to in Item 7. (a) above.


(c.) Exhibits

     The exhibits set forth on the Index to Exhibits on page 4 are incorporated herein by reference.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         NPC INTERNATIONAL, INC.

DATED:



Troy D. Cook
Vice President Finance
Chief Financial Officer
Principal Financial Officer

                            INDEX TO EXHIBITS

                                                       PAGE  NO.
                                                       IN THIS
EXHIBIT   DESCRIPTION                                  FILING

2-A       Asset Sale Agreement                               5

99-A      Press Release of Registrant dated May 15, 1997    28







EXHIBIT 2-A















                        ASSET PURCHASE AGREEMENT




                             By and Between


                    Jamie B. Coulter, et al., Sellers

                                   and


               NPC International, Inc., NPC Restaurants LP
                     and NPC Management, Inc., Buyer




                           Dated May 14, 1997
                            TABLE OF CONTENTS


                                                         Page

1.   Transfer of Business                                  2
     1.1  Conveyance                                       2
     1.2  Excluded Assets and Equipment                    2
     1.3  Real Property                                    3
     1.4  Licenses                                         3
     1.5  Restaurant Inventories and Change Funds          4
     1.6  Purchase Price and Other Payments                4
     1.7  Non-Competition                                  5
     1.8  Non-Assumption                                   5
     1.9  Closing Documents                                5

2.   Representations and Warranties of Sellers             6
     2.1  Title to Assets                                  6
     2.2  Adequacy of Assets                               6
     2.3  Leases and Contracts                             6
     2.4  Power and Authority                              6
     2.5  Insurance                                        6
     2.6  Taxes                                            6
     2.7  Environmental Matters                            6
     2.8  Consent of Pizza Hut, Inc.                       7
     2.9  Financial Information of Sellers                 7
     2.10 No Material Changes                              8

3.   Warranties of Buyer                                   8

4.   Pre-Closing Covenants                                 8
     4.1  Operation Until Closing                          8
     4.2  Access to Restaurants                            8
     4.3  Obligations Under Franchise Agreements           8

5.   Sellers' Employees                                    9

6.   Hart-Scott-Rodino Act                                 9

7.   Post-Closing Audit                                    9

8.   Conditions to Closing                                 9

9.   Closing Matters                                      11
     9.1  Time of Closing                                 11
     9.2  Post-Closing Adjustments                        11
9.3  Post-Closing Indemnification                         12
     9.4  Additional Documents                            12
     9.5  Buyer Evaluation                                12
     9.6  Information Statement                           12
     9.7  Recording and Taxes                             12

10.  Miscellaneous                                        12
     10.1 Notices                                         12
     10.2 Brokerage and Finder's Fees                     12
     10.3 Termination of Agreement                        13
     10.4 Modification and Waiver                         13
     10.5 Assignment; Binding Effect                      13
     10.6 Severability                                    13
     10.7 Entire Agreement                                13
     10.8 Confidential Information                        13
     10.9 Governing Law                                   14
     10.10Bulk Sales Waiver                               14
     10.11Expenses                                        14
     10.12Construction                                    14
     10.13No Negotiations on Sale of Assets               14
     10.14Time is of the Essence                          14


     11. Delaware Units; Deferred Closing                 14

     12. North Carolina Units; Deferred Closing           15

                        ASSET PURCHASE AGREEMENT


DATE:          May 14, 1997


PARTIES:  "Sellers" Jamie B. Coulter, et al. and
                    Certain operating entities owned by
                         Jamie B. Coulter
                    (As listed on Exhibit "A")
                    300 Crescent Court
                    Building 300, Suite 850
                    Dallas, Texas  75201

          "Buyer"   NPC International, Inc. ("NPC")
                    NPC Restaurants LP ("NPC LP")
                    NPC Management, Inc. ("NPCM")
                    720 West 20th Street
                    Pittsburg, Kansas  66762

                    "Owner"   Jamie B. Coulter, d/b/a
                              Coulter Properties
                              300 Crescent Court
                              Dallas, Texas  75201


RECITALS: Sellers own or lease a variety of real and personal property used in the operation of one hundred (100) Pizza Hut restaurants (the "Restaurants"), as such Restaurants are described on Schedule 1.1. Jamie B. Coulter ("JBC") is the owner of all of the outstanding stock of Sellers. Coulter Properties, a sole proprietorship ("Owner") owns and will at the time of Closing own the real property and the improvements in which thirty-six (36) of the Restaurants are located. Page Pizza Company, Inc., a Seller hereunder, owns the real property and improvements in which one Restaurant is located and operates the Restaurant and will directly lease the premises to Buyer. Certain of the Restaurant locations are leased by third parties to certain Sellers, which leases Sellers will assign to Buyer. Sellers are willing to sell, assign and transfer all of the personal property, franchise rights and other assets used in connection with the operation of the Restaurants, and Owner is willing to lease the real property and improvements which are owned by Owner to Buyer in accordance with the terms and conditions of this Agreement. The respective rights and ownership of Assets of each of Sellers are set out on Exhibit "B" hereto.

AGREEMENT: In consideration of the mutual promises set forth in this Agreement, Sellers and Buyer agree as follows:

1. Transfer of Business. Subject to the terms and conditions of this Agreement, the following will take place:

      1.1. Conveyance. The Sellers will convey to NPC, NPC LP or NPCM, as Buyer may direct, all of Sellers' interest in the following types of personal property (the "Assets") relating to the Pizza Hut restaurant business being conducted at the
Restaurants:

           (a) All furniture, fixtures, and equipment located in the Restaurants or used in connection therewith, except as provided in Section 1.2, below;

          (b) Any third party prepaid lease and utility deposits and all miscellaneous deposits relating to the Assumed Contracts
(as defined in Section 1.1(g) and set out on Schedule 1.1(b));

           (c) All uniforms, menus, dishes, glassware, utensils, and other smallwares used in the Restaurants;

           (d) All useable inventories of food ingredients, supplies, paper products, and other consumables used in the Restaurants, as well as a change fund for each of the Restaurants in an amount and in denominations adequate to do business at the Restaurant as of the opening for business on the "Closing Date" (as defined in Section 9.1, below);

          (e)  All alcoholic beverage and other licenses relating
to   the   Restaurants,  to  the  extent   those   licenses   are
transferable;

           (f) The franchise rights and obligations contained in certain Pizza Hut, Inc. Franchise Agreements as set out on
Schedule 1.1(f) (the "Franchise Agreements") covering the Restaurants (copies of the Franchise Agreements have been provided to Buyer); and

           (g) Sellers' rights under any equipment leases or service or other contracts or agreements specifically assumed by Buyer ("Assumed Contracts"), as set out in Schedule 1.1(g), consent to the assignment of which is to be obtained by Buyer at no expense to Buyer.

      1.2 Excluded Assets and Equipment. The Assets do not include the equipment listed in Schedule 1.2, which is leased by Sellers (the "Excluded Leased Equipment"), or existing leases from Owner, as landlord, to Sellers, as tenant, for the Restaurant premises. Subject to the Closing of the transactions contemplated hereby, Buyer agrees to purchase Summit Leasing
Company  LLC  ("Summit") which owns the  Assets  as  set  out  on
Schedule 1.2, for the purchase price of $521,000.00 on such other terms and conditions as set out in the purchase agreement between Buyer and the Summit owners. Sellers will use Sellers' best efforts to cause the Summit owners to enter into such agreements with Buyer.

     1.3  Real Property.

           (a) Owned Real Property. Sellers own various real estate assets and are selling none of these assets in this transaction. This includes, without limitation, two residential real property interests in Frisco, Colorado owned by Pizza Hut by Dillon Reservoir, Inc., residential property in Elko, Nevada owned by Desert Pizza Huts, Inc. and restaurant real property and improvements in Page, Arizona owned by Page Pizza Company, Inc. Owner owns or leases certain of the parcels and leases the land and improvements thereon to Sellers, all as listed in Schedule 1.3(a) (the "Owner Real Properties"), which Sellers and Owner will terminate and on which Sellers will cause new lease agreements to be entered into with Buyer ("Lease"). Each Lease, which will include the Page, Arizona real estate and improvements noted above, will have an initial term expiring on March 21, 2010, with three options to renew for successive five-year terms. Rent, exclusive of any ground rents, for the initial term will be an amount equal to six percent (6%) of unit net sales for the calendar year ended December 31, 1996 for each Restaurant, plus percentage rent equal to six percent (6%) of annual net sales per calendar year less the amount paid as base rent, as set out on
Schedule 1.3. Each lease will provide that base rent for each of the renewal terms will be one hundred five percent (105%) of base rental paid during the preceding term plus applicable percentage rent. The Lease will further require that Buyer pay all ad valorem taxes, Arizona landlord tax, insurance premiums and maintenance expenses on the Owner Real Properties.

           (b)   Leased  Real  Properties.   Sellers  lease  from
unrelated  third  parties the parcels of real  estate  listed  in
Schedule 1.3(b) (the "Leased Real Properties"). Sellers will use best efforts to obtain prior to the Closing:

          (i)  from  each  landlord  from  whom  consent  to   an
               assignment to Buyer is required, a consent to that assignment; and

          (ii) from each landlord an estoppel certificate showing substantially the information shown on Schedule
               1.3(b)(ii).

           None of the leases on the Leased Real Properties have less than two (2) years remaining on the current Term of such leases except unit no. 8352 located at 1305 S.E. Tacoma, Portland, OR 97202, currently operated under a month-to-month agreement. If any required consent to an assignment is not obtained by the Closing Date, Sellers may, at their option, either sublease the affected property to Buyer or assign the lease without consent; in either event, Sellers will indemnify Buyer (using a mutually agreeable form of indemnity) against claims by the respective landlord arising out of the sublease/assignment without consent.

      1.4 Licenses. Buyer understands it needs various licenses and permits (including alcoholic beverage licenses) as now held by Seller and set out in Schedule 1.4 to conduct the business following Closing, and that some or all of the licenses may be nontransferable. Except as provided below, Sellers will remove all nontransferable licenses from the Restaurants on the Closing Date and promptly surrender such licenses to the appropriate authority if such surrender is required for Buyer to obtain a comparable license.

       If Buyer requests the temporary use of any of the nontransferable licenses until Buyer obtains its own licenses, Sellers will allow that use, but only if each of the following conditions is (in Sellers' opinion) satisfied:

            (a)    Buyer   demonstrates  to  Sellers'  continuing
satisfaction that Buyer is diligently and in good faith trying to obtain the appropriate licenses for each Restaurant;

           (b) The use of Sellers' licenses by Buyer on an interim basis is legally permissible and poses no unreasonable liability or risk to Sellers that each of Sellers (in its sole discretion) considers unacceptable; and

           (c) Buyer agrees in writing, in form acceptable to Sellers;

                (i)   to  indemnify Sellers against  all  claims,
losses,   liability   (including  fines),   expenses   (including
reasonable attorneys' fees), or damages that Sellers suffers as a result of Buyer's use of the licenses;

                (ii) to pay a fee of $10.00 per license per month (in consideration for Sellers' management services in connection with Buyer's use of Sellers' licenses), beginning 90 days after the Closing Date, and continuing for each month or portion of a month that Buyer uses any of Sellers' licenses; and

                (iii)      to reimburse Sellers promptly for  any
out-of-pocket expenses incurred in connection with this Section.

      1.5 Restaurant Inventories and Change Funds. On the night prior to the Closing Date, Sellers' and Buyer's representatives will take an inventory of the usable food ingredients in each Restaurant, and count each Restaurant's change fund. Buyer will reimburse Sellers for the lesser of actual cost or market value of the inventories and for the change funds, net of any offsets, as provided in Section 9.2.

      1.6 Purchase Price and Other Payments. As consideration for this Agreement, Buyer will pay Sellers the following amounts at the times noted:

           (a) For the sale and transfer of the operations of the Restaurants (the "Business"), the assignment of the Restaurant Leases and for the Assets (except that portion of the Assets for which Buyer must separately reimburse Sellers, as contemplated in Section 1.6(b)) and Sellers' other agreements herein, Buyer will pay Sellers the sum of $56,479,000.00 (the "Purchase Price"), the allocation of which shall be as agreed by the parties. Payment will be in cash at Closing. The Purchase Price includes an amount to compensate Sellers for relinquishing their existing franchise and leasehold rights, but does not include any ongoing fees or obligations under the Franchise Agreements; and

           (b) Reimbursement for inventory and change funds, for third party lease payments and prepaid expenses under the Assumed Contracts, and for any other items payment for which is required by Sections 1.5 or 9, at the times called for by Section 9.2.

      1.7  Non-Competition.  Sellers agree to enter into the Non-
Competition Agreement in the form of Exhibit "E" attached hereto.

     1.8 Non-Assumption. At the Closing, Buyer shall assume the liabilities of Sellers that relate to the operation of the Restaurants from and after the Closing Date (the "Assumed Liabilities"); provided, however Buyers shall not be obligated to assume and perform the obligations arising under the "Excluded Liabilities" after the expiration of the 90-day period following the applicable Closing Date. As used herein, the "Excluded Liabilities" shall mean any equipment leases or contracts which cannot be terminated within 90 days from the date of the applicable Closing Date and which Buyer identified in writing to Sellers within 60 days after the applicable Closing Date, provided,  however,  that  any liability  that  is  disclosed  in
Schedule 1.1(g) shall be assumed. Except as specifically contemplated by this Agreement, Buyers are not assuming any liabilities or obligations that arise from the operation of the Restaurants before the Closing Date, and Sellers agree to timely perform all obligations relating to the Restaurants that arise out of operations of the Restaurants for the period prior to the Closing Date.

     1.9 Closing Documents. At the Closing of the sale, Sellers and Buyer will exchange the following fully-executed documents:

                     (a)   Assignment of the Franchise Agreements
               with consent of Pizza Hut, Inc. attached thereto;

                     (b)   Leases  for  each of  the  Owner  Real
               Properties, in the form of Exhibit "C";

           (c) A Bill of Sale for the Assets, in the form attached as Exhibit "D";

          (d)  Assignments of all Assumed Contracts;

                    (e) a Non-Competition Agreement, executed by JBC in favor of Buyer, in the form of Exhibit "E" attached hereto ("Non-Competition Agreement");

                     (f)  Assignment and Assumption Agreement for
               the Restaurant Leases, in the form of Exhibit "F", accompanied by any required consents and estoppel certificates (or indemnities) as contemplated by
               Section 1.3(b);

                     (g)  evidence of corporate good standing and
               corporate authority as required by Buyer;

                          (h)             the Franchise Agreement
               assigned to NPCM and to which is attached evidence of the consent of Pizza Hut, Inc. to the transactions which are the subject of this Agreement; and

           (i) any other documents reasonably requested by any party.

2. Representations and Warranties of Sellers. As of the date of this Agreement and as of the Closing:

      2.1 Title to Assets. The Sellers have good and marketable title to all of the Assets being transferred to Buyer, free and clear of any liens and encumbrances, except for liens for current taxes not yet due and payable.

      2.2 Adequacy of Assets. The Assets, the Summit Assets and the leased equipment constitute all of the items of personal property currently in use and reasonably necessary to operate the Restaurants as PIZZA HUTr restaurants. This warranty does not constitute a warranty of the condition of the Assets, which are sold "AS IS", but which are in working order; provided, however, that all Restaurants shall remain open for business and be in such condition that Buyer, other than by Buyer's own action or inaction, is not prevented, by governmental authority or otherwise, from operating each as a Pizza Hut as operated on the date hereof. Ovens in each unit will have been calibrated to the new standard set by Pizza Hut, Inc. for production of the Lightning Bolt product.

     2.3 Leases and Contracts. Each of the leases for the Owner Real Properties, the Restaurant Leases and each of the Assumed Contracts is in full force and effect, and Sellers have not been given notice of default under any of them. Each respective Seller has the right to assign each of the Restaurant Leases and the Assumed Contracts to Buyer, providing Buyer with the right to use the Restaurant and the leased equipment and receive performance on the same terms and conditions as Sellers, all subject to required consents which Seller shall obtain at no cost to Buyer. This warranty does not constitute a warranty as to the adequacy of any unrelated third party lessor's title to any of these items.

      2.4 Power and Authority. Seller corporations are duly incorporated and in good standing in the respective states of incorporation and have full corporate power and authority to enter into and perform this Agreement.

      2.5   Insurance.   Sellers carry reasonable  and  customary
insurance  (both  in  form  and  amount)  with  respect  to   its
properties, assets, and business. That insurance is in effect and will be kept in effect through the Closing.

      2.6 Taxes. Sellers have filed all requisite federal, state, and local tax returns and paid all taxes required thereby, to the extent due and payable, other than those presently payable without penalty or interest, and except any that are being contested in good faith by appropriate proceedings, for which Sellers will indemnify Buyer.

      2.7   Environmental  Matters.   To  the  best  of  Sellers'
knowledge:

           (a) The Restaurants contain no asbestos in friable form;

          (b) No underground petroleum or chemical storage tanks or underground storage facilities are located under or adjacent to the Restaurants;

           (c) No contaminant, industrial waste, pollutant1, toxic or hazardous waste, or any similar substance of any kind or character has been stored, processed, or disposed of in or around the Restaurants by Sellers in conducting their business, or discharged at any time by Sellers directly or indirectly into the environment in violation of any law or governmental regulation applicable to Sellers, or into any sanitary sewer connection or treatment system except in conformity with requirements of all applicable laws, regulations, and valid permits as the result of any activities of the Sellers, nor has any such act or occurrence taken place under the ownership of a prior owner that has not been cured.

           (d) With respect to the Restaurants, Sellers have not at any time been the subject of any governmental investigation or proceeding pertaining to the use, storage, processing, transportation, or disposition of toxic or hazardous waste or any other subject or material that has been determined to be hazardous to human health under applicable law or government regulation, nor has it been the subject of any governmental investigation or proceeding pertaining to violation of any waste water or sewage disposal statutes or regulations applicable to the business and operation of the Sellers.

      2.8   Consent of Pizza Hut, Inc.  Sellers will  obtain  for
delivery  at  Closing  the consent of  Pizza  Hut,  Inc.  to  the
transfer  of  the Franchise Agreements to Buyer.   The  Franchise
Agreements contain no unsatisfied development commitments.

       2.9 Financial Information of Sellers. Sellers have delivered to Buyer, before Buyer's execution of this Agreement, certain financial information relating to the Restaurants, including audited financial statements for the year ended December 26, 1995, unaudited internal income statements for the year ended December 31, 1996 and unaudited internal income statements for the sixteen (16) weeks ended April 22, 1997, of Sellers all as to The Coulter Enterprises Pizza Huts on a combined and individual Restaurant basis ("Financial Information") and certain other information, presented in accordance with a federal income tax reporting basis, consistently applied. Sellers acknowledges that Buyer's decision to close the transactions which are the subject of this Agreement and to purchase the Assets and Business for the consideration set forth in this Agreement was made principally based on inspection of such information and Buyer's reliance on the accuracy thereof.

      2.10 No Material Changes. Since April 22, 1997, there has not been any material adverse change in the Assets, financial condition, operations, contracts and leases to be assumed by Buyer, income or Business of Sellers or event which would make the Financial Information misleading. Without limiting the generality of the foregoing, since April 22, 1997, the Sellers have not engaged in any practice, taken any material action, or entered into any material transaction outside the ordinary course of business, there has been no damage, destruction, or loss to the Business or Assets of Sellers materially and adversely affecting the Business or the prospects of Sellers nor have Sellers received any notice or become aware of any proposed or actual governmental action or claim or any employee or labor dispute which in any event may have a material adverse effect on the financial condition or results of operations of the Business of any Restaurant or of Sellers.

3. Warranties of Buyer. Each Buyer warrants to Sellers that, as of the date of this Agreement and as of Closing, Buyer is duly organized and in good standing under the laws of the State of its organization, is qualified to do business as a foreign corporation in each state where required to be so qualified to conduct its business, and has full power and authority to enter into and perform this Agreement.

4.   Pre-Closing Covenants.  Sellers covenants as follows:

     4.1 Operation Until Closing. Until the Closing (or earlier termination), Sellers shall operate the Restaurants only in the ordinary course and shall not (i) make any changes in the ownership structure which could impact the transactions contemplated (unless approved by NPC, which approval will not be unreasonably withheld), (ii) increase compensation payable to its employees or bonuses under established plans, (iii) incur any obligations for or acquire by purchase, lease or otherwise any material amount of capital expenditures or assets, (iv) incur any other material corporate obligations, expenses or liabilities except in the usual and ordinary course of business, (v) mortgage, pledge or subject to lien any of its assets, or (vi) sell or otherwise dispose of assets or cancel any debts or claims except in the ordinary course of business.

       4.2 Access to Restaurants. Buyer may inspect each Restaurant (under the conditions set forth below) to assess the condition of each and of the Business and the Assets. As to each inspection, Buyer must schedule the inspection with Sellers, Buyer must be accompanied by a representative of Sellers, and
Buyer must conduct the inspection in a manner that minimizes disruption to any Restaurant's operations. Buyer shall have completed such inspections by May 9, 1997, following which Buyer, in Buyer's reasonable business judgment, may terminate this Agreement, without further liability to Sellers, by the close of business within five (5) days prior to the scheduled Closing.

      4.3 Obligations Under Franchise Agreements. Sellers are now current in payment and performance, and at Closing will be current in payment and performance, under the Franchise Agreements and on all indebtedness to and accounts with Pizza Hut, Inc. and related entities, including PepsiCo Food Service and any Pizza Hut advertising cooperative, and no conditions shall exist which with the giving of notice or the passage of time, or both, could ripen into a default of any such obligation.

5. Sellers' Employees. Sellers will terminate the employment of its employees at the close of business on the day prior to the Closing Date except for Kenneth Syvarth, Donald Stack and Fran Vavala. The terminated employees may at Buyer's option become employees of Buyer on the Closing Date (the "Hired Employees"). Sellers will not extend any offer of employment to any Hired Employee for a period of six (6) months from Closing without Buyer's prior written consent, but may rehire any terminated employee not hired by Buyer. All claims of the employees arising out of their employment with Sellers before the Closing Date will be the sole liability of Sellers, and Sellers will indemnify Buyer from all claims related to such employment. Sellers will directly pay all terminated employees, including the Hired Employees, for earned and unused vacation in accordance with Sellers' normal policies or as required by law.

6. Hart-Scott-Rodino Act. Buyer and Sellers shall, in cooperation with each other, file (or cause to be filed) with each of the Department of Justice ("DOJ") and the Federal Trade Commission ("FTC") any reports or notifications that may be required to be filed by them under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") in connection with the transactions contemplated by this Agreement. Buyer and Sellers shall promptly comply with all requests for further documents and information made by the DOJ or the FTC, shall use their best efforts to obtain early termination of all waiting periods under the HSR Act, and shall furnish to the others all such information in its possession as may be necessary for the completion of the reports or notifications to be filed by the others. All fees due to the FTC or the DOJ under the HSR Act in connection with the filing of any of those reports or notifications shall be borne by Sellers.

7. Post-Closing Audit. Sellers will produce consolidated audited financial statements for Seller entities operating the Restaurants for the year ended December 31, 1996 before the Closing, if available, or, if not, reasonably in advance of the date required for Buyer's filing of a report on Form 8-K under the Securities Exchange Act of 1934, as amended. The Sellers represent and warrant that these December 31, 1996 financial statements will fairly present Sellers' financial condition and results of operations for the period presented in accordance with generally accepted accounting principles. The audit fees associated with preparation of these audited financial statements will be borne by Sellers.

8.   Conditions to Closing.

     (a) The obligations of Sellers, on the one hand, and Buyer, on the other hand, to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

          (i) there shall not be in effect any preliminary or permanent injunction or other order issued by any Federal or state court of competent jurisdiction in the United States or by any United States Federal or state governmental or regulatory body nor any statute, rule, regulation or executive order promulgated or enacted by any United States Federal or state governmental authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or any other agreement or document contemplated hereby;

          (ii) any filings required to be made under the HSR Act shall have been made, and all applicable waiting periods thereunder with respect to the transactions contemplated by this Agreement shall have expired or been terminated; and

          (iii) the required consent of Pizza Hut, Inc. to the transfers shall have been received.

     (b) Each Seller's obligation to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by such Seller):

          (i) each of the representations of each Buyer under this Agreement and each of the other agreements and documents contemplated hereby shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though such representations had been made again at and as of that time, except to the extent that any such representations expressly relate to an earlier date in which case any such representations shall be true and correct in all material respects at and as of such earlier date;

          (ii) each Buyer shall have performed and complied with each obligation, covenant and condition required by this Agreement and the other documents contemplated hereby to be performed or complied with by it prior to or at the Closing, with such exceptions as could be reasonably be expected to result in a material adverse effect on the ability of Buyers to perform their obligations under this Agreement or any other agreement or document contemplated hereby.

      (c) Each Buyer's obligation to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by such Buyer):

          (i) each of the representations of each Seller under this Agreement and each of the other agreements and documents contemplated hereby shall be true and correct in all material respects at and as of the time of the Closing with the same effect as though such representations had been made again at and as of that time, except to the extent that any such representations expressly relate to an earlier date in which case any such representations shall be true and correct in all material respects at and as of such earlier date;

          (ii) each Seller shall have performed and complied with each obligation, covenant and condition required by this Agreement and the other documents contemplated hereby to be performed or complied with by it prior to or at the Closing, with such exceptions as could not reasonably be expected to result in a material adverse effect on the ability of the Sellers to perform their obligations under this Agreement or any other agreement or document contemplated hereby;

          (iii)      Buyer  will  have  received  a  copy  of   a
          resolution of each of Seller's Board of Directors approving the sale of the Assets certified by an authorized officer of the applicable Seller;

          (iv) Buyer shall have obtained financing for the acquisition of the Restaurants on terms acceptable to Buyer;

          (v) Buyer shall have completed the inspection of the Assets and facilities of the Restaurants; and

          (vi) the transactions contemplated hereby shall have been approved by the Board of Directors of NPC, NPCM and the General Partner of NPC LP no later than April
          30, 1997.

9.   Closing Matters.

      9.1 Time of Closing. Unless otherwise agreed the consummation of the transactions contemplated by this Agreement will occur at the "Closing", which will be held at the offices of Sellers, at 10:00 a.m. (local time) as soon as possible after May 13, 1997, but no later than May 29, 1997 unless (1) consent of Pizza Hut, Inc. or required waivers pursuant to the HSR Act have not been received, in which case the Closing will occur within five (5) days after receipt of such consent and waivers, or (2) extended by mutual agreement of the parties (the date the Closing actually occurs is referred to in this Agreement as the "Closing Date"). At the close of business on the day prior to the Closing Date, Sellers' representatives, accompanied by Buyer's representatives, will take inventory, utilizing an Inventory Form in the form of Exhibit "G" of the food ingredients, supplies, paper products, and other consumables in each Restaurant. Transfer of title to the Assets will take place as of 12:01 a.m. on the Closing Date on receipt by Sellers of the Purchase Price. Sellers will cooperate with Buyer to see that the transfer of the Assets proceeds smoothly.

      9.2 Post-Closing Adjustments. From time to time after the Closing Date, Buyer or Sellers may prepare and submit to the other party one or more post-closing statements concerning obligations paid by either the Buyer or Sellers that are properly the cost of the other party or relate to the other party's period of ownership, offsetting any amounts owed by the other party. The net amount owed will be paid within 30 days after receipt of the post-closing statement. Any amount not paid within 30 days after receipt of a post-closing statement will bear interest at the rate of 18% per annum, or the maximum legal rate. Without limiting the generality of this provision, the following is a list of some of the types of items that may be reimbursed through use of post-closing statements: sales and transfer taxes, amounts paid (including rents, percentage rents, real estate taxes and personal property taxes paid to third parties) under Restaurant Leases (including pro rata obligations of any Seller to third party lessors), Assumed Contracts, utilities, inventories and change funds. In addition, Sellers shall be entitled to reimbursement for post-closing costs which were incurred by Sellers at the request of Buyer, including salary and related costs of any of Seller's employees who perform consulting or other services related to the Restaurants after Closing.

      9.3 Post-Closing Indemnification. Buyer will indemnify Sellers, their affiliates, employees and agents, against any loss, cost, damage, or other expense (including attorneys' fees) that arises from operation of the Restaurants or related properties on and after the Closing Date. Sellers will indemnify Buyer, its affiliates, subsidiaries, employees, officers, directors, and agents against any claim, liability or obligation, whether known or unknown, fixed or contingent, and any related loss, cost, damage, or other expense (including attorneys' fees) arising from operation of the Restaurants or related properties before the Closing Date.

      9.4 Additional Documents. Following the Closing, each of the parties covenants to provide such additional documents or instruments as the other party may reasonably request for the purpose of carrying out this Agreement. Sellers will use best efforts to have affiliates and present employees of Sellers cooperate after the Closing in furnishing information, evidence, testimony, and other assistance concerning matters that occurred prior to the Closing.

      9.5 Buyer Evaluation. Buyer acknowledges that except as set forth in the Financial Statements, Sellers (and its agents and employees) have made no statements or warranties to Buyer as an inducement for Buyer's decision to purchase, except as contained in this Agreement, and Buyer's decision to purchase was made independently by Buyer with the aid of professional counselors, including legal, accounting, and financial advisors.

      9.6   Information  Statement.  Buyer  will  cooperate  with
Sellers in the timely filing of any information statement required by regulations issued pursuant to Section 1060(b) of the Internal Revenue Code of 1986, as amended.

      9.7 Recording and Taxes. Promptly after Closing but no later than the due date, Sellers will pay all sales or transfer taxes and fees, if any, arising out of the sale of the Assets. Such payments will be shared equally by Buyer and Sellers and adjusted or provided in Section 9.2 above. At Buyer's discretion, Buyer may record any assignments and subleases at Buyer's expense.

10.  Miscellaneous.

      10.1 Notices. Notices may be given to each party at the respective addresses set forth on the first page of this Agreement.

     10.2 Brokerage and Finder's Fees.  Each party will indemnify
the   other  against  any  claims  through  such  party  for  any brokerage, finder's or similar fee in connection with the transfers contemplated by this Agreement.

       10.3  Termination  of  Agreement.   This  Agreement   will
terminate and be of no further force and effect if the Closing has not been consummated by the close of business on May 29, 1997 if not extended by Buyer as provided herein.

      10.4 Modification and Waiver. No modification or waiver of any of the provisions of this Agreement, and no consent by any of the parties to any departure from the provisions of this Agreement by the other party, will be effective unless the modification or waiver is in writing and signed by the party or parties to be bound. Each modification or waiver will be effective only for the period, on the conditions, and for the specific instances and purposes specified in writing. No notice to or demand on any of the parties in any case will entitle it, them, or any of them to any other or further notice or demand in similar or other circumstances.

     10.5 Assignment; Binding Effect. This Agreement extends to, inures to the benefit of, and is binding upon, the parties and all of their respective successors and permitted assigns. This Agreement is not, however, assignable or transferable, in whole or in part, by any of the parties except upon the express prior written consent of the other party, and nothing contained in this Agreement is intended to confer upon any person, other than the parties and their respective heirs, successors, and permitted assigns, any rights, remedies, or obligations under, or by reason of, this Agreement. Any request by Buyer for Sellers' consent to the assignment of this Agreement will be subject to the conditions on assignment contained in the Franchise Agreements.

      10.6 Severability. If any provision or provisions of this Agreement or of any of the documents or instruments delivered pursuant hereto, or any portion of any provision hereof or thereof, is invalid or unenforceable pursuant to a final determination of any court of competent jurisdiction or a result of future legislative action, that determination or action will be construed (whenever possible) so as not to affect the validity or enforceability hereof or thereof and will not affect the validity or affect any other portion hereof or thereof.

      10.7 Entire Agreement. This Agreement (including Exhibits "A" through "G" and the Schedules, which are incorporated into this Agreement by reference) contains the entire understanding of the parties with respect to the transactions contemplated by this Agreement and may be amended, modified, supplemented, or altered only by a writing duly executed by all of the parties. Any prior agreements or understandings relating to the same subject matter, whether oral or written, are entirely superseded by this Agreement.

     10.8 Confidential Information. This Agreement, the terms of the transactions contemplated by this Agreement, and any other information heretofore or hereafter disclosed or obtained in connection with this Agreement concerning the business, operations, affairs, or financial condition of any party hereto (collectively, the "confidential information"), will be kept confidential, except as otherwise required by law or legal process and except to the extent (i) the confidential information is or has been disclosed to any lender, to Pizza Hut, Inc., or to the respective attorneys, accountants, and financial advisors of any party hereto, (ii) the confidential information is or hereafter becomes lawfully obtainable from other sources, (iii) this duty of confidentiality is waived in writing by the party to whom the confidential information relates, or (iv) the parties otherwise agree. These obligations of confidentiality will permanently survive termination or abandonment of this Agreement.

      10.9 Governing Law. This Agreement, and all instruments delivered in connection with this Agreement, unless otherwise expressly provided in those other instruments, shall in all respects be construed in accordance with and governed by the substantive laws of the State of Kansas without regard to principles of conflicts of laws.

      10.10 Bulk Sales Waiver. Sellers and Buyer each waive compliance by the other with any bulk sales or similar laws that may be applicable to the transactions contemplated by this Agreement.

      10.11 Expenses. Except as otherwise expressly provided in this Agreement, each of the parties will bear its own expenses incident to this Agreement and the transactions contemplated by this Agreement, including without limitation all fees and disbursements of counsel and accountants retained by the party, whether or not the transactions contemplated by this Agreement are consummated.

      10.12 Construction. The captions of the various articles and sections of this Agreement have been inserted for the purpose of convenience of reference only. The captions are not a part of this Agreement and will not be deemed in any manner to modify, explain, enlarge, or restrict any of the provisions of this Agreement.

      The word "include", in all its tenses and variations, is always used in a non-exclusive sense, as if followed by the phrase "without limitation".

      The auxiliary verb "will" is mandatory.  The auxiliary verb
"may" is permissive (and, by extension, is prohibitive when used negatively, as a denial of permission).

     10.13 No Negotiations on Sale of Assets. Until the Closing (or earlier termination), neither the Sellers, or any individual Seller, nor Jamie B. Coulter shall directly or indirectly institute, continue or entertain negotiations with respect to the sale of all or a portion of the Assets or Business.

      10.14 Time is of the Essence. Time is of the essence in the performance of this Agreement.

11. Delaware Units: Deferred Closing. Notwithstanding any other provision in this Agreement, the parties hereby agree with respect to the eight (8) Restaurants located in the State of Delaware (the "Delaware Restaurants"), as set out on Exhibit "H" hereto, Sellers will hold the portion of the Purchase Price allocable thereto in "escrow," although deposited with other funds of Sellers, until the earlier of (i) 90 days from the Closing or (ii) the effective date Sellers' licenses to serve beer in the Delaware Restaurants ("Licenses") have been transferred, with the approval of the Delaware Alcoholic Beverage Control Commission ("DABCC"), to Buyer. The parties agree to enter into a Management Agreement, substantially in the form attached hereto as Exhibit "I", pursuant to the terms of which Buyer shall be entitled to enter upon the Premises and manage the Business of the Delaware Restaurants during the term thereof. Buyer agrees that all net operating profit from operation under the Management Agreement shall be held by Buyer in "escrow", although commingled with other funds of Buyer, until such time as the Licenses have been transferred to Buyer. On the completion of such transfer in accordance with the requirements of the DABCC, but no longer than 90 days from the date of Closing, the following shall occur:

          (a) That portion of the Purchase Price allocable to the Delaware Restaurants shall be fully and unconditionally released to Sellers;

          (b) Sellers will execute and deliver, as appropriate, Leases on the Owned Real
Property on which certain of the Delaware Restaurants are located and consents assignments and estoppel certificates, as appropriate, on the Leased Real Properties on which the remaining
Delaware Restaurants are located;

          (c) All operating profit, if any, generated by Buyer under the Management
Agreement and held in escrow by Buyer shall be released unconditionally to Buyer; and

          (d)  The Management Agreement shall terminate.

By the terms hereof, the Sellers shall be deemed to have provided their consent to the initiation of the License transfer process with the DABCC and to the transfer of the Licenses; provided, however, that Buyer is hereby authorized only to provide documentation as required by the DABCC with the understanding that no such transfer shall be accomplished prior to the Closing.

12. North Carolina Units; Deferred Closing. The parties have been advised that various North Carolina Departments of Health will be unable to inspect Sellers' Restaurants located in the State of North Carolina ("North Carolina Restaurants") and, accordingly, will not issue permits necessary for Buyer to continue the operation of those restaurants as Pizza Hut restaurants prior to the Closing. Further, the parties have been advised that the Departments of Health may impose certain conditions on the issuance of new licenses to Buyer, which conditions may require the making of repairs and improvements to the premises in which the North Carolina Restaurants are located.

     As an additional condition to Closing, the parties shall enter into a Management Agreement substantially in the form attached hereto as Exhibit "J", at the Closing, pursuant to which Buyer shall operate the North Carolina Restaurants on the terms and conditions set out therein.

The parties hereby agree that notwithstanding any other provision in this Agreement, the closing of the transaction with respect to the purchase by Buyer of the North Carolina Restaurants, and payment by Buyer of $10,000,000.00 of the Purchase Price allocable to such purchase (the "North Carolina Purchase Price"), will be subject to the satisfaction of the following terms and conditions:

          (a) Receipt of Health Department inspection reports and agreement by the parties as to the satisfaction of conditions and payment of any costs required for the issuance of new health licenses to the Buyer;

          (b) On completion of the inspections of the North Carolina Restaurants by the Departments of Health, and the determination by the parties of the costs of any repairs and improvements or other conditions required as a result of such inspections, the parties shall have thirty (30) days thereafter, to agree to the conditions and the payment of any costs of repairs and improvement;

          (c) If the parties are unable to agree within the thirty (30)
day period as to payment of such costs and the satisfaction of conditions imposed, and neither party elects to pay such costs and satisfy such conditions, the North Carolina Restaurants will not be sold to Buyer, in which case Buyer, in its capacity as Manager under the Management Agreement, shall return to Sellers the cash flow generated by the North Carolina Restaurants less $50,000.00 as a management fee to Buyer for Buyer's services under the Management Agreement, and the Management Agreement shall terminate.

In the event the parties are able to reach agreement with respect to payment of the costs of repairs and improvements described above and the satisfaction of conditions imposed or either party elects, at its sole option, to pay such costs and satisfy such conditions, the transaction shall close within five (5) days of such agreement at which time Buyer shall pay Sellers the North Carolina Purchase Price plus an additional $50,000 in consideration to Sellers for the deferral of the closing and the Management Agreement shall terminate.

Should, for any reason, the Management Agreement be extended beyond the thirty (30) day term, and Buyer not acquire the North Carolina Restaurants, Buyer shall receive an additional daily management fee of $1,500.00 per day for so long as the Management Agreement continues. Should Buyer acquire the North Carolina Restaurants, on whatever terms, Buyer shall pay Sellers an additional $1,500.00 per day for each day beyond the thirty (30) day term Buyer manages under the Management Agreement. Such amounts shall be paid, as appropriate, on termination of the Management Agreement.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the date and year first above written.

BUYER:    NPC INTERNATIONAL, INC., a Kansas
          corporation




By:___________________________________


Name:________________________________


Title:_________________________________

          NPC RESTAURANTS LP, a Delaware
          limited partnership

          By:  NPC INTERNATIONAL, INC., its
          General Partner


By:___________________________________


Name:________________________________


Title:_________________________________

          NPC MANAGEMENT, INC.,
          a Delaware corporation



By:___________________________________


Name:________________________________


Title:_________________________________

SELLERS:

By:___________________________________

     Name:_Jamie B. Coulter    ____________


Title:___President_____________________

     All entities set forth on Exhibit"A"_____





JBC:
__________________________________________
     Jamie B. Coulter

OWNER:JAMIE B. COULTER d/b/a
      COULTER PROPERTIES



_______________________________________
     Jamie B. Coulter

                     INDEX TO EXHIBITS AND SCHEDULES


EXHIBITS

Exhibit "A"         List of Sellers
Exhibit "B"         Ownership of Assets and Franchise Rights
Exhibit "C"         Form of Lease
Exhibit "D"         Form of Bill of Sale
Exhibit "E"         Form of Non-Competition Agreement
Exhibit "F"         Form of Assignment and Assumption Agreement
for Real Property Leases
Exhibit "G"         Inventory and Change Fund Forms
Exhibit "H"         List of Delaware Restaruants
Exhibit "I"         Management Agreement - Delaware
Exhibit "J"         Management Agreement - North Carolina




SCHEDULES

Schedule 1.1        List of Restaurants
Schedule 1.1(b)     Third Party Prepaids and Deposits
Schedule 1.1(f)     Franchise Agreements
Schedule 1.1(g)     Assumed Contracts
Schedule 1.2        Excluded Leased Equipment
Schedule 1.3(a)     Owner Real Properties
Schedule 1.3(b)     Leased Real Properties
Schedule 1.3(b)(ii) Form of Estoppel Certificate
Schedule 1.4        List of Licenses and Permits



EXHIBIT 99-A
                                           Contact:  Troy D. Cook
                                       Vice President Finance and
                                          Chief Financial Officer
                                                   (316) 231-3390


FOR IMMEDIATE RELEASE


            NPC INTERNATIONAL, INC. ANNOUNCES PARTIAL CLOSING
                    OF COULTER PIZZA HUT ACQUISITION

      Pittsburg, Kansas (May 15, 1997) - NPC International, Inc. (NASDAQ:NPCI) today announced that it had completed the acquisition of 74 units and the operations of 8 others from Jamie
B. Coulter for $47 million. The Company will also manage 18 units in North Carolina for a period of up to 30 days pending the satisfaction of certain contingencies. Upon resolution of these contingencies, to the Company's satisfaction, the Company expects to acquire these units for $10 million. The 82 locations acquired are in following states: Texas (3), Tennessee (9), Illinois (10), Colorado (7), Nevada (5), Utah (5), Arizona (1), Oregon (25), and Washington (4). The acquisition was funded through the Company's recently increased $200 million Revolving Credit Facility.

      NPC International, Inc. is the world's largest Pizza Hut franchisee and now operates 626 Pizza Hut restaurants and delivery kitchens in twenty-one states. Through Romacorp, Inc. a wholly-owned subsidiary, NPC also operates and franchises 183 Tony Roma's restaurants, the casual theme restaurant Famous For Ribs.

      For  more  information contact Troy D. Cook, Vice President
Finance and Chief Financial Officer, NPC International, Inc., 720
West  20th  Street,  Pittsburg, Kansas 66762.  Telephone  number:
(316) 231-3390.







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1     The term "pollutant" means any substance subject to control under the Federal Water Pollution Act, 33 U.S.C. 1251, et seq., or the Clean Air Act, 42 U.S.C. 7401, et seq., or regulations
promulgated  thereunder.   The term "toxic  or  hazardous  waste"
means any chemical, substance, or material that is classified by the Environmental Protection Agency as a hazardous substance under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 9601, et seq., or regulations promulgated thereunder, or under the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq., or regulations promulgated thereunder, or which is a petroleum product, or which is classified by any applicable state or local regulation or statute as a hazardous waste.